UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

PETROHAWK ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2009, Petrohawk Energy Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to sell an aggregate of 25,000,000 shares of its common stock, $0.001 par value (the “Common Stock”) to the underwriters named in the Underwriting Agreement (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,750,000 shares of Common Stock at the public offering price less underwriting discounts and commissions.

The Company expects that the closing of the transaction under the Underwriting Agreement will occur on or about August 11, 2009, subject to customary closing conditions. The net proceeds from the sale of the Common Stock to be sold pursuant to the Underwriting Agreement (not including Common Stock to be sold pursuant to the Underwriters’ option to purchase additional shares) are estimated to be approximately $549.1 million (after deducting underwriting discounts and commissions and estimated expenses).

The offering was made pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-137347) filed with the Securities and Exchange Commission on September 15, 2006.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Certain of the Underwriters and their related entities have provided, and may in the future provide, investment and commercial banking or financial advisory services to the Company and its affiliates for which they have received, and expect to receive, customary fees and commissions. Affiliates of certain of the Underwriters are lenders under the Company’s senior revolving credit facility.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Item

1.1	Underwriting Agreement, dated August 5, 2009, between the Company and Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters named therein.

5.1	Opinion of Thompson & Knight LLP as to the validity of the Common Stock.

23.1	Consent of Thompson & Knight LLP (included in exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: August 7, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President - Chief Accounting Officer and Controller

INDEX TO EXHIBITS

Exhibit No.	Item

1.1	Underwriting Agreement, dated August 5, 2009, between the Company and Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters named therein.

5.1	Opinion of Thompson & Knight LLP as to the validity of the Common Stock.

23.1	Consent of Thompson & Knight LLP (included in exhibit 5.1).